Exhibit 10.1

CHANGE IN CONTROL AGREEMENT

WPCS INTERNATIONAL - SUISUN CITY, INC.

This Change in Control Agreement (“Agreement”) is made and entered into as of October 21, 2015 (the “Execution Date”), by and between WPCS International - Suisun City, Inc. (together with its successors and assigns, the “Company”), a wholly-owned subsidiary of WPCS International Incorporated, a Delaware corporation (the “Parent”), and Robert Roller (“Executive,” together with the Company, the “Parties”).

RECITALS

A. Executive is employed by the Company and possesses intimate and essential knowledge about the Parent and the Company and their operations.

B. The Company recognizes the possibility of a future Change in Control (as defined in Section 3 below), which may alter the nature and structure of the Parent or the Company, and recognizes that the uncertainty regarding the consequences of such an event may adversely affect the Company’s ability to retain Executive.

C. In order to induce Executive to remain employed with the Company, the Company desires to provide severance benefits to Executive in the event Executive’s employment is terminated for certain reasons in connection with a Change in Control, and Executive desires to be so induced.

D. The Parties desire to set forth in writing the terms and conditions of their agreement with respect to the Company’s provision of severance benefits to Executive in the event Executive’s employment is terminated for certain reasons in connection with a Change in Control.

NOW, THEREFORE, in consideration of the mutual covenants and obligations herein contained, it is mutually agreed between the Parties as follows:

1. Term. This Agreement shall continue for a term commencing on the Execution Date and ending on the second anniversary of the Execution Date (the “Initial Term”), and shall be automatically renewed from year to year thereafter for successive one-year terms (each, a “Renewal Term”), unless at least 30 days prior to the expiration of the Initial Term or any Renewal Term, either Party gives written notice of non-renewal to the other, in which case this Agreement will expire at the conclusion of either the Initial Term or the Renewal Term, whichever is applicable. Notwithstanding the foregoing sentence, if a Change in Control occurs during the Initial Term or any Renewal Term, this Agreement shall continue for a term commencing on the date of the Change in Control and ending on the second anniversary of the Change in Control; provided, however, that the expiration of this Agreement following such two-year period shall in no way eliminate, reduce or otherwise impact any previously accrued obligations under Section 4 below or the obligations contained in Section 10 below. Notwithstanding any provision of this Agreement to the contrary, this Agreement may be terminated at any time prior to the expiration of the Initial Term or a Renewal Term (as applicable), as provided in Section 2 below.

2. At-Will Status. Notwithstanding any provision of this Agreement to the contrary, Executive is employed at-will, so that either Party may terminate Executive’s employment at any time, with or without notice, for any or no reason. This Agreement shall terminate on Executive’s last day of employment with the Company, if Executive’s employment ceases for any reason other than due to an Involuntary Termination upon a Change in Control (as defined in Section 3 below).

3. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

(a) “Cause” shall be defined as that term is defined in Executive’s offer letter or other applicable employment or service agreement; or, if there is no such definition, “Cause” means Executive’s:

(i) conviction of a felony or a crime involving fraud or moral turpitude; or

(ii) theft, material act of dishonesty or fraud, intentional falsification of any employment or Parent or Company records, or commission of any criminal act that impairs Executive’s ability to perform appropriate duties for the Parent or the Company; or

(iii) intentional or reckless conduct or gross negligence materially harmful to the Parent or the Company or the successor to the Parent or the Company after a Change in Control, including violation of a non-competition or confidentiality agreement; or

(iv) willful failure to follow lawful instructions of the person to whom or body to which Executive reports; or

(v) gross negligence or willful misconduct in the performance of Executive’s assigned duties, provided that Cause shall not include mere unsatisfactory performance in the achievement of Executive’s job objectives.

Further, Executive shall be deemed to have separated for Cause if, after Executive’s Termination (as defined below), facts and circumstances arising during the course of Executive’s service with the Parent or the Company are discovered that would have constituted a separation for Cause.

Further, all rights Executive has or may have under this Agreement shall be suspended automatically during the pendency of any investigation by the Company or its designee or during any negotiations between the Company or its designee and Executive regarding any actual or alleged act or omission by Executive of the type described in the applicable definition of “Cause.”

(b) “Change in Control” means the first to occur of the following:

(i) a tender offer (or series of related offers) is made and consummated for the ownership of 50% or more of the outstanding voting securities of the Parent or the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation are owned in the aggregate by the stockholders of the Parent or the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Parent or the Company or their respective Subsidiaries, and their affiliates;

(ii) the Parent or the Company is merged or consolidated with another entity, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting entity is owned in the aggregate by the stockholders of the Parent or the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Parent or the Company or their respective Subsidiaries, and their affiliates;

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(iii) the Parent or the Company sells substantially all of its assets to another entity that is not wholly owned by the Parent or the Company, unless as a result of such sale more than 50% of such assets are owned in the aggregate by the stockholders of the Parent or the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Parent or the Company or their respective Subsidiaries, and their affiliates; or

(iv) a Person (as defined below) acquires 50% or more of the outstanding voting securities of the Parent or the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation are owned in the aggregate by the stockholders of the Parent or the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Parent or the Company or their respective Subsidiaries, and their affiliates.

For purposes of this definition of Change in Control, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) under the Exchange Act. In addition, for such purposes, “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include the following: (A) the Parent or the Company or any of their respective Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Parent or the Company or any of their respective Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Parent or the Company in substantially the same proportion as their ownership of stock of the Parent or the Company.

Notwithstanding the foregoing provisions of this definition of Change in Control, in no event will a Change in Control of the Company be deemed to have occurred, with respect to Executive, if Executive is part of a purchasing group that consummates the Company Change in Control transaction. Executive shall be deemed “part of a purchasing group” for purposes of the preceding sentence if Executive is an equity participant or has agreed to become an equity participant in the purchasing company or group (excluding passive ownership of less than 5% of the voting securities of the purchasing company or ownership of equity participation in the purchasing company or group that is otherwise deemed to be not significant, as determined prior to the Change in Control by the Company);

Further notwithstanding the foregoing provisions of this definition of Change in Control, (1) the Company may waive the requirement described in paragraph (iv) above that a Person must acquire more than 50% of the outstanding voting securities of the Parent or the Company for a Change in Control to have occurred if the Company determines that the percentage acquired by a person is significant (as determined by the Company in its discretion) and that waiving such condition is appropriate in light of all facts and circumstances, and (2) no compensation that has been deferred for purposes of Code Section 409A shall be payable as a result of a Change in Control unless the Change in Control qualifies as a change in ownership or effective control of the Parent or the Company within the meaning of Code Section 409A.

(c) “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. References to the Exchange Act shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

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(e) “Involuntary Termination upon a Change in Control” means, at any time within the two-year period immediately following the first Change in Control to occur following the Execution Date, (i) the termination of Executive’s employment by the Company without Cause (and other than in connection with Executive’s death or disability) or (ii) the termination of Executive’s employment by Executive for Good Reason, provided, however, that Executive shall only be entitled to terminate for Good Reason in accordance with this Section 3(e) by delivering written notice to the Company prior to the two-year anniversary of the Change in Control and not later than 90 days after the occurrence of the event constituting Good Reason, and such notice must contain a detailed description of the event(s) constituting Good Reason, and Executive’s intent to resign for Good Reason unless the Company cures such event(s) within 30 days following receipt of said written notice from Executive in accordance with this Section 3(e).

(f) “Good Reason” means the occurrence of any of the following events, without Executive’s consent, during the two-year period immediately following the effective date of the first Change in Control to occur following the Execution Date, which event is not cured by the Company within 30 days following Executive’s written notice to the Company as described in Section 3(e) above: (i) a substantial reduction of Executive’s base salary, incentive pay eligibility or benefits in effect immediately prior to such reduction; (ii) a substantial reduction in Executive’s duties or responsibilities from Executive’s duties or responsibilities in effect immediately preceding the date of a Change in Control, or a detrimental change in Executive’s reporting relationship from Executive’s reporting relationship in effect immediately preceding the date of the Change in Control; or (iii) the permanent relocation of Executive’s primary workplace to a location more than 20 miles away from Executive’s workplace in effect immediately prior to such relocation.

(g) “Subsidiary” of any entity means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by such entity.

(h) “Termination” means Executive’s termination of employment from the Company and each parent, affiliate and Subsidiary thereof, at any time, for any or no reason; provided, however, that if any amount or benefit under this Agreement that is deferred compensation for purposes of Code Section 409A is to be distributed on a Termination, then the definition of Termination for such purposes shall comply with the definition of “separation from service” provided in Code Section 409A.

4. Effect of Involuntary Termination upon a Change in Control. In the event of an Involuntary Termination upon a Change in Control, Executive shall be entitled to the following:

(a) Subject to Section 5 below, a lump-sum severance payment in an amount equal to $150,000, to be made no later than 60 days following the date of Termination; and

(b) Unpaid compensation and benefits, and unused vacation, accrued through the date of Termination. Executive shall also be entitled to receive reimbursement for final expenses that Executive reasonably and necessarily incurred on behalf of the Company prior to Termination, provided that Executive submits expense reports and supporting documentation of such expenses in accordance with the Company’s expense reimbursement policies in effect at that time, such payment or payments to be made no later than the time required by applicable law, but in no event later than 60 days following the date of Termination.

5. Conditions to Severance Benefits. In the event of an Involuntary Termination upon a Change in Control, Executive shall receive the severance benefits set forth in Section 4(a) above only if Executive (a) executes and does not revoke a general release in a form reasonably satisfactory to the Company within 21 days (or such longer period to the extent required by applicable law) of the date of Termination, which release shall be provided to Executive as of the date of Termination; (b) has returned all Company Property (as defined in Section 10(c) below), confidential information and documentation to the Company; and (c) provides the Company with a signed, written resignation of Executive’s status as an officer and/or director of the Company and each Subsidiary, parent and affiliate of the Company, as applicable. In the event the Company reasonably believes that Executive has breached, or has threatened to breach, any provision of this Agreement, the Company shall immediately terminate all severance benefits and Executive shall no longer be entitled to such benefits and further shall be required to reimburse all severance benefits, including payments under Section 4(a) above, previously made by the Company. Such termination of benefits shall be in addition to any and all legal and equitable remedies available to the Company, including injunctive relief.

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6. Taxes. All payments and benefits described in this Agreement shall be subject to any and all applicable federal, state and local income, employment and other taxes, and the Company will deduct from each payment to be made to Executive under this Agreement such amounts, if any, required to be deducted or withheld under applicable law.

7. Section 409A. This Agreement is intended to comply with Code Section 409A to the extent subject thereto and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. Any payments described in this Agreement that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding any other provision with respect to the timing of payments under Section 4(a) above, if, at the time of Termination, Executive is deemed to be a “specified employee” (within the meaning of Code Section 409A) of the Company (or a Company affiliate), then only to the extent necessary to comply with the requirements of Code Section 409A, any payments to which Executive may become entitled under Section 4(a) above that are subject to Code Section 409A (and not otherwise exempt from its application) will be withheld until the first business day of the seventh month following Termination, at which time Executive shall be paid the lump-sum distribution pursuant to Section 4(a) above.

The Parties will negotiate in good faith and jointly execute an amendment to modify this Agreement to the extent necessary to comply with the requirements of Code Section 409A. Executive hereby acknowledges that the Company makes no representations or warranties regarding the tax treatment or tax consequences of any compensation, benefits or other payments under this Agreement, including by operation of Code Section 409A.

8. Code Section 280G Limitation on Benefits. It is the intention of the Parties that no payments by the Company to or for the benefit of Executive under this Agreement or any other agreement or plan pursuant to which Executive is entitled to receive payments or benefits shall be non-deductible to the Parent or the Company by reason of the operation of Code Section 280G relating to parachute payments. If all, or any portion, of the payments provided under this Agreement, either alone or together with other payments and benefits that Executive receives or is entitled to receive from the Parent or the Company, would constitute a “parachute payment” within the meaning of Code Section 280G, the payments and benefits provided under this Agreement shall be reduced to the extent necessary so that no portion thereof shall fail to be tax-deductible under Code Section 280G, in accordance with Code Section 409A. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of Executive, such excess payments shall be refunded to the Parent or the Company with interest thereon at the applicable federal rate determined under Code Section 1274(d), compounded annually within 30 days following written notice from the Company of such excess payments, in accordance with Code Section 409A.

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9. No Mitigation. If Executive’s employment by the Company is terminated due to an Involuntary Termination upon a Change in Control, in no event will any amounts payable hereunder be reduced in the event Executive obtains other employment.

10. Nonsolicitation; Non-Disclosure; Company Property.

(a) While in the employ of the Company and for one year following Termination (the “Restricted Period”), regardless of the reason for such Termination, Executive shall not, directly or indirectly, alone or as a consultant, advisor, partner, officer, director, employee, joint venturer, lender or stockholder of any entity, solicit or do business in any capacity with any customer or potential customer of the Company or any parent, affiliate or Subsidiary thereof (i) with whom Executive has had contact during the course of Executive’s employment with the Company or any parent, affiliate or Subsidiary thereof, or (ii) about whom Executive obtained confidential and proprietary information during the course of Executive’s employment with the Company or any parent, affiliate or Subsidiary thereof, to the detriment of the Company or any parent, affiliate or Subsidiary thereof During the Restricted Period, regardless of the reason for Termination, Executive shall not, directly or indirectly, alone or as a consultant, advisor, partner, officer, director, employee, joint venturer, lender or stockholder of any entity, recruit or solicit for hire any Company or parent, affiliate or Subsidiary employee, agent, representative or consultant, or any such person who has terminated his/her relationship with the Company or any parent, affiliate or Subsidiary thereof within six months of Executive’s Termination.

(b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Company and its parent and affiliates and Subsidiaries, as they may exist from time to time, are valuable, special and unique assets of the business of the Company. Executive will not, during employment or after Termination, disclose any knowledge of the past, present, planned or considered business activities of the Company or any parent, affiliate or Subsidiary thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever, except as may be required by law.

(c) During Executive’s employment, Executive shall not make, use or permit to be used any Company Property other than for the benefit of the Company or any parent, affiliate or Subsidiary thereof. The term “Company Property” shall include all notes, business plans, memoranda, reports, lists, records, drawings, sketches, rolodexes, specifications, software programs, software code, data, Company-provided computers and cellular telephones and any Company, parent, affiliate or Subsidiary information contained on any personal computers and personal cellular telephones, pagers, personal digital assistants and their equivalents, credit and/or calling cards, keys, access cards, documentation or other materials of any nature and in any form, whether in written, printed, electronic or digital format or otherwise, relating to any matter within the scope of the business of the Company or any parent, affiliate or Subsidiary thereof or concerning any of their dealings or affairs, and any other Company or parent, affiliate or Subsidiary property in Executive’s possession, custody or control. Executive shall not, after Termination, use or permit others to use any such Company Property. Executive acknowledges that all Company Property shall be and remain the sole and exclusive property of the Company. Immediately upon Termination, Executive shall deliver all Company Property in Executive’s possession, and all copies thereof, to the Company.

(d) Any breach of Executive’s obligations set forth in this Section 10 will cause irreparable damage to the Company and in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violations of Executive’s obligations hereunder.

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11. Exclusive Remedy. Except as expressly set forth herein or otherwise required by law, Executive shall not be entitled to any compensation, benefits or other payments from the Company as a result of or in connection with a Termination. The payments and benefits set forth in Section 4 above shall constitute Executive’s sole and exclusive remedy for any claims, causes of action or demands arising under or in connection with this Agreement or its alleged breach, or Executive’s Termination; provided, however, that Executive shall remain entitled to any other benefits under any other written agreement between the Parties that is then in effect at the time of Termination.

12. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the Parties evidenced by this Agreement, the Parties hereby submit to and consent to the exclusive jurisdiction of the State of New York and agree that any related litigation shall be conducted solely in the courts of New York County, New York or the federal courts for the United States for the Southern District of New York, where this Agreement is made and/or to be performed, and no other courts.

13. Entire Agreement. This Agreement shall constitute the sole and entire agreement between the Parties with respect to the subject matter hereof, and supersedes and cancels all prior, concurrent and/or contemporaneous arrangements, understandings, promises, offers, agreements and/or discussions, including those concerning employment agreements and/or severance benefits, whether written or oral, by or between the Parties, regarding the subject matter hereof; provided, however, that this Agreement is not intended to, and shall not, supersede, affect, limit, modify or terminate any written agreement or arrangement between the Parties that does not relate to the subject matter hereof.

14. Assignment. Executive acknowledges that the services to be rendered hereunder are unique and personal in nature. Accordingly, Executive may not assign any rights or delegate any duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall automatically be assigned to the successors and assigns of the Company (including any successor in the event of a Change in Control, as well as any other entity that controls, is controlled by or is under common control with, any such successor), and shall inure to the benefit of, and be binding upon, such successors and assigns, as well as Executive’s heirs and representatives.

15. Notices. All notices required hereunder shall be in writing and shall be delivered in person or by certified or registered mail, return receipt requested, and shall be effective upon receipt if by personal delivery, or upon the fourth business day after being sent by certified or registered mail. All notices shall be addressed as follows or to such other address as the Parties may later provide in writing: if to the Company, to its then current principal business address, to the attention of the Board of Directors; and if to Executive, to Executive’s most recent address in the records of the Company.

16. Severability/Reformation. If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby, and this Agreement shall be construed and reformed to the maximum extent permitted by law. The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the Parties.

17. Modification. This Agreement and the rights, remedies and obligations contained in any provision hereof, may be modified or waived only in accordance with this Section 17. No waiver by either Party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement and its terms may not be waived, changed, discharged or terminated orally or by any course of dealing between the Parties, but only by a written instrument signed by the Party against whom any waiver, change, discharge or termination is sought.

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18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

19. Section Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to define, limit or otherwise affect the construction of any provision hereof.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date.

WPCS International - suisun city, inc.

Sign Name: \\Sebastian Giordano\\

Print Name: Sebastian Giordano

Title: Secretary

Executive

Sign Name: \\Robert Roller\\

Print Name: Robert Roller

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